Exhibit 31.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

     I, Charles A. Fust, (Chairman and Chief Executive Officer of SinoFresh HealthCare, Inc.) certify that:

1.      I have reviewed this annual report on Form 10-KSB of SinoFresh HealthCare, Inc.;

2.      Based on my knowledge, this annual report does not contain any untrue statement of a material  fact or omit to state a material fact necessary to make the statements made, in light of the  circumstances under which such statements were made, not misleading with respect to the period  covered by this annual report;
3.      Based on my knowledge, the financial statements, and other financial information included in this  annual report, fairly present in all material respects the financial condition, results of operations  and cash flows of the registrant as of, and for, the periods presented in this annual report;

4.      The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining  disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the  registrant and we  have:

a) designed such disclosure controls and procedures, or caused such disclosure controls and  procedures to be designed under our supervision, to ensure that material information relating to the  registrant, including its consolidated subsidiaries, is made known to us by others within those  entities, particularly during the period in which this annual report is being prepared; and

b) evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented  in this report our conclusions about the effectiveness of the of the disclosure controls and  procedure, as of the end of the period covered by this report based on such evaluation; and

(c) disclosed in this report any change in the registrant’s internal control over financial reporting  that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter  in the case of an annual report) that has materially affected, or is reasonably likely to affect, the  registrant’s internal control over financial reporting; and

5.      The registrant’s other certifying officer(s) and I have disclosed, based on our most recent  evaluation of internal control over financial reporting, to the registrant’s auditors and the audit  committee of the  registrant’s board of directors (or persons performing the equivalent  functions) to the registrant’s auditors and the audit committee of registrant’s board of directors (or  persons performing the equivalent  functions):

a) all significant deficiencies and material weaknesses in the design or operation of internal  control over financial reporting which are reasonably likely to adversely affect the registrant’s  ability to record, process, summarize and report financial information; and

b) any fraud, whether or not material, that involves management or other employees who have a  significant role in the registrant’s internal control over financial reporting.

Date: March 30, 2006	By:	/s/ Charles A. Fust
Charles A. Fust
Chairman of the Board / Chief Executive Officer